UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2012

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1226 Eastchester Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 476-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective June 8, 2012, Bank of North Carolina (the “Bank”), the wholly owned bank subsidiary of BNC Bancorp, acquired certain assets and liabilities of Carolina Federal Savings Bank, Charleston, South Carolina, a federal thrift organized under the laws of the United States and headquartered in Charleston, South Carolina (“Carolina Federal”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver of Carolina Federal (the “Acquisition”), pursuant to a purchase and assumption agreement dated as of June 8, 2012 (the “Agreement”).

Under the terms of the Agreement, the Bank acquired approximately $31 million in performing loans and assumed approximately $52 million in local deposits from the FDIC as receiver of Carolina Federal. There is no loss sharing arrangement with the FDIC with respect to the transaction. The FDIC paid the Bank an asset discount amount of $10,650,000 at closing and the deposits were acquired without a premium.

The terms of the Agreement provide for the FDIC to indemnify the Bank against certain claims, including claims with respect to liabilities and assets of Carolina Federal or any of its affiliates not assumed or otherwise purchased by the Bank, with respect to claims made by shareholders of Carolina Federal, and with respect to claims based on any action by Carolina Federal’s directors, officers, and other employees.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 8.01	Other Events

On June 8, 2012, BNC Bancorp issued a press release announcing that it closed the sale of $72.5 million of its securities to various accredited investors (the “Private Placement Closing”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On June 11, 2012, BNC Bancorp issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than August 24, 2012.

(b)	Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than August 24, 2012.

(d)	Exhibits

Exhibit No.	Description of Exhibit
2.1

Purchase and Assumption Agreement Whole Bank All Deposits among the Federal Deposit Insurance Corporation, receiver of Carolina Federal Savings Bank, Charleston, South Carolina, Federal Deposit Insurance Corporation and Bank of North Carolina, dated as of June 8, 2012.

99.1	Press Release announcing the Private Placement Closing, dated June 8, 2012.

99.2	Press Release announcing the Acquisition, dated June 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2012

BNC BANCORP

By:	/s/ David B. Spencer
David B. Spencer
Executive Vice President & Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1

Purchase and Assumption Agreement Whole Bank All Deposits among the Federal Deposit Insurance Corporation, receiver of Carolina Federal Savings Bank, Charleston, South Carolina, Federal Deposit Insurance Corporation and Bank of North Carolina, dated as of June 8, 2012.

99.1	Press Release announcing the Private Placement Closing, dated June 8, 2012.

99.2	Press Release announcing the Acquisition, dated June 11, 2012.